Exhibit 5.1

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

November 16, 2021
Blue Bird Corporation
3920 Arkwright Road, Suite 200
Macon, Georgia 31210

Ladies and Gentlemen:

We have acted as counsel to Blue Bird Corporation, a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of up to $200,000,000 aggregate offering amount of (i) common stock by the Company (the “Common Stock”); (ii) preferred stock by Company (the “Preferred Stock”); (iii) warrants by the Company (the “Warrants”); (iv) debt securities by the Company (the “Debt Securities”); and (v) units by the Company (the “Units” and, together with the Common Stock, Preferred Stock, Warrants and Debt Securities, the “Securities”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement on Form S-3, filed by the Company on November 16, 2021 (the “Registration Statement”), including the prospectus, dated November 16, 2021, which forms a part of the Registration Statement; (ii) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”); (iii) the Form of Indenture (the “Indenture”); and (iv) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed that New York law is the governing law of any Warrants and Units.

Based on and subject to the foregoing, we advise you that in our opinion:

1. Common Stock. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Common Stock is offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of the Common Stock and the terms of the offering and sale thereof have been duly authorized; (iii) the terms of the Common Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iv) the Common Stock has been issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (v) the Company has received the consideration therefor, then such Common Stock (including any Common Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

2. Preferred Stock. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Preferred Stock is offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of the Preferred Stock and the terms of the offering and sale thereof have been duly authorized; (iii) a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (iv) the terms of the Preferred Stock and its issuance and sale will have been duly established in conformity with the Certificate of Incorporation of

Exhibit 5.1
the Company and the applicable certificate of designations and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) the Preferred Stock has been issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Preferred Stock (including any Preferred Stock issuable upon conversion, exercise or exchange of any Securities) will be validly issued, fully paid and nonassessable.

3. Warrants. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Warrants are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Warrants and the terms of the offering thereof have been duly authorized; (iii) the terms of such Warrants to be issued under any warrant agreement and/or warrant certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Warrants and their issuance and sale will have been duly established in conformity with any such warrant agreement and/or warrant certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (v) such Warrants have been duly executed in accordance with any such warrant agreement and/or warrant certificate and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Warrants (including any Warrants issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

4. Debt Securities. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Debt Securities are offered or issued as contemplated by the Registration Statement; (ii) the Trustee, when appointed, will validly exist and have the requisite corporate power to enter into and perform its obligations under the Indenture and any supplemental indenture relating to the Debt Securities; (iii) the Indenture, including any applicable supplemental indenture thereto, will have been qualified under the Trust Indenture Act of 1939, as amended; (iv) the Indenture and any supplemental indenture will have been duly authorized, executed and delivered by all parties thereto; (v) the issuance (including the execution, delivery and performance thereof) and terms of the Debt Securities and the terms of the offering and sale thereof will have been duly authorized; (vi) the terms of the Debt Securities and their issuance and sale will have been duly established in conformity with the Indenture and any supplemental indenture thereto and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (vii) the Indenture and any supplemental indenture will constitute legal, valid and binding obligations of the Trustee, enforceable against it in accordance with their terms; (viii) the Debt Securities will have been duly executed and authenticated in accordance with the Indenture and any supplemental indenture and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; (ix) the Debt Securities, the Indenture and any supplemental indenture are governed by New York law; and (x) the Company has received the consideration therefor, then such Debt Securities (including any Debt Securities issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. Units. Assuming (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Units are offered or issued as contemplated by the Registration Statement; (ii) the issuance (including the execution, delivery and performance thereof) and terms of any Units and the terms of the offering thereof have been duly authorized; (iii) the terms of such Units to be issued under any unit agreement and/or unit certificate, as applicable, and the terms of the offering and sale thereof have been duly authorized; (iv) the terms of such Units and their issuance and sale will have been duly established in conformity with any such unit agreement and/or unit certificate and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) such Units have been duly executed in accordance with any such unit agreement and/or unit certificate and issued and sold as contemplated in the Registration Statement or any applicable underwriting or purchase agreement relating thereto; and (vi) the Company has received the consideration therefor, then such Units (including any Units issuable upon conversion, exercise or exchange of any Securities) will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms.

The opinions expressed above with respect to validity, binding effect and enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that

Exhibit 5.1
rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP